UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 20, 2008 (November 14, 2008)
REGENERON PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

New York	000-19034	13-3444607

(State or other jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)
777 Old Saw Mill River Road, Tarrytown, New York 10591-6707

(Address of principal executive offices, including zip code)
(914) 347-7000

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e) Amendment and Restatement of Change in Control Severance Plan. On November 14, 2008, the Compensation Committee of the Board of Directors of Regeneron Pharmaceuticals, Inc. (the “Company”) approved and adopted an amendment and restatement of the Regeneron Pharmaceuticals, Inc. Change in Control Severance Plan that was originally approved and adopted by the Board of Directors on January 20, 2006. The purpose of the amendment and restatement was to bring the Regeneron Pharmaceuticals, Inc. Change of Control Severance Plan (as amended and restated, the “Plan”) into compliance with Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and other guidance promulgated thereunder (“Section 409A”), which generally applies to non-qualified deferred compensation arrangements and which can apply to severance benefits.
     The definition of “Good Reason” as set forth in the Plan was amended to more closely conform to the definition set forth in Section 409A. In addition, the Plan was amended to delete the ability of the Company to pay cash in lieu of a participant’s benefit continuation entitlement. Other technical amendments were made to the Plan in order to bring the Plan into compliance with Section 409A.
     Amendment and Restatement of Schleifer Employment Agreement. On November 14, 2008, the Compensation Committee of the Board of Directors of the Company approved and entered into an amended and restated employment agreement with Dr. Leonard Schleifer, the President and Chief Executive Officer of the Company (the “Employment Agreement”), which amended and restated the Company’s December 20, 2002 employment agreement with Dr. Schleifer. The purpose of the amendment and restatement was to bring the Employment Agreement into compliance with Section 409A.
     The Employment Agreement effects technical amendments to Dr. Schleifer’s December 20, 2002 employment agreement to bring the Employment Agreement into compliance with Section 409A. The Employment Agreement now provides that severance payments are always to be made in a lump sum rather than over time. If Section 409A requires it, then any severance payments otherwise payable under the Employment Agreement during the six month period immediately following the termination of Dr. Schleifer’s employment will be delayed and paid in a lump sum as soon as practicable following the expiration of such six month period. The Employment Agreement also now does not permit Dr. Schleifer to carry-over certain unused reimbursement rights from year-to-year. The Company has agreed to indemnify Dr. Schleifer in the event that payments under the Employment Agreement are in violation of Section 409A.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 20, 2008	REGENERON PHARMACEUTICALS, INC.
	By:	/s/ Stuart Kolinski
		Name:	Stuart Kolinski
		Title:	Senior Vice President and General Counsel